CTPartners Executive Search Announces Withdrawal of Public Offering
CTPartners Executive Search Inc. (the “Company”) (NYSE MKT:CTP) today announced that it is withdrawing, effective immediately, the previously announced public offering of 702,703 shares of common stock by the Company and 404,767 shares of common stock by Brian M. Sullivan, the Company’s Chairman and Chief Executive Officer, due to market conditions.
A registration statement relating to these shares was filed with the Securities and Exchange Commission on August 5, 2014 and remains effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any state.
About CTPartners Executive Search Inc.
CTPartners is a leading global executive search firm that is designed to deliver in-depth expertise, creative strategies, and outstanding results to clients worldwide. From its 44 offices in 24 countries, CTPartners serves clients with a global organization of more than 500 professionals and employees, offering expertise in board advisory services, key leadership functions, and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
Contacts
Investor Relations
EVC Group, Inc.
Bob Jones, 646-201-5447
Senior Managing Director
bjones@evcgroup.com
or
Jennifer Silver, 1-877-439-9229
1 International Place
32nd Floor
Boston, MA 02110

IR@Ctnet.com